EXHIBIT 23.2

              Independent Registered Public Accounting Firm Consent

We consent to the incorporation by reference in Registration Statement Nos. 33-16279, 333- 52475 and 333-52477 of Escalade, Incorporated (Company) on Form S-8 of our report dated February 18, 2005 on the consolidated financial statements of Martin Yale International GmbH appearing in the Company's Annual Report on Form 10-K for the year ended December 25, 2004.

/s/ FALK & Co GmbH

FALK & Co GmbH
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft
Heidelberg/Germany,


March 13, 2007


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